FOR IMMEDIATE RELEASE: April 21, 2009

PENN TRAFFIC REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND 12 MONTHS OF FISCAL 2009

-- Regional retailer substantially improves its balance sheet --

-- Company posts fourth quarter fiscal 2009 revenue of $218.0 million, loss from continuing operations of $1.70 per share and net income of $0.43 per share, which includes gains from the December 2008 sale of its wholesale business segment --

SYRACUSE, N.Y. – The Penn Traffic Company (Pink Sheets: PTFC), which owns and operates P&C, Quality and BiLo supermarkets in the Northeastern United States, reported financial results for the fourth quarter and fiscal year ended January 31, 2009.

Penn Traffic’s revenues from continuing operations were $872.3 million in fiscal 2009 compared to $896.0 million during the year prior, reflecting a reduction in the company’s store count, as well as the lower volume and traffic trends that the company believes have impacted much of the grocery industry.  Fiscal 2009 same store sales decreased 1.7%, compared to fiscal 2008.  Fiscal 2009 results from continuing operations includes 82 stores.

The company’s loss from continuing operations was $34.1 million, or $4.04 per share, in fiscal 2009, compared to $29.2 million, or $3.45 per share, the year prior.  Excluding significantly higher fiscal 2009 tax expense, year-over-year loss from continuing operations was essentially flat.

Penn Traffic posted a $26.8 million gain from its fourth quarter 2009 wholesale business segment divestiture, which has been classified for accounting purposes as discontinued operations.  Including net gains and losses from discontinued operations, the company recorded net losses of $17.6 million, or $2.13 per share, in fiscal 2009, compared to $41.7 million, or $4.92 per share, in fiscal 2008.

“We closed fiscal 2009 with a substantially improved balance sheet and a cost structure more closely aligned with what our business requires to deliver value to our customers,” President and Chief Executive Officer Gregory J. Young said.  “At the same time, we continue to make targeted investments to enhance our top line performance.  While we spent more than $5 million on capital expenditures during fiscal 2009, we expect our operating performance to fund an even higher level of investment in the business during fiscal 2010.  These investments are targeted to make our stores more attractive to customers, enhance the quality and availability of our products, and improve the efficiency and effectiveness of our operations.”

Gross profit was $267.0 million, or 30.6 percent of revenues, in fiscal 2009, compared to $278.8 million, or 31.1 percent of revenues during the year prior.  Selling and administrative expenses were $286.0 million, or 32.8 percent of revenues, in fiscal 2009, compared to $296.0 million, or 33.0 percent, the year prior.  The company’s operating loss for the 12 months of fiscal 2009 was $22.6 million, compared to $18.0 million during fiscal 2008.

EBITDA, including non-recurring charges, was $3.8 million in fiscal 2009, compared to $3.1 million in fiscal 2008.  Adjusted for non-recurring charges, EBITDA was $11.7 million in the 12 months ended January 31, 2009, compared to $22.7 million during the same period last year.

EBITDA ADJUSTED FOR NON-RECURRING CHARGES
RECONCILED TO GAAP LOSS FROM CONTINUING OPERATIONS

	Fourth Quarter		Fiscal Year
(in $000s)	2009	2008	2009	2008

Loss from continuing operations	$(14,428)	$(9,159)	$(34,070)	$(29,227)
Tax expense	4,359	(61)	4,745	114
Interest expense	2,116	1,696	6,259	5,705
Reorganization expense	134	420	500	5,365
Operating loss	(7,819)	(7,104)	(22,566)	(18,043)
Less: Reorganization expenses	(134)	(420)	(500)	(5,365)
Depreciation and amortization	5,503	5,109	21,188	23,200
Asset impairment charge	1,903	547	5,081	547
LIFO Provision	419	1,744	585	2,719
EBITDA	(128)	(124)	3,788	3,058

Reorganization and other expenses:
Proposed acquisition that was
not consummated	-	626	48	4,796
Chapter 11 reorganization costs	134	(206)	452	569
Total reorganization and other expenses:	134	420	500	5,365

SG&A expenses:
Professional fees	1,563	1,919	5,202	7,029
Closed store costs	-	-	420	2,030
Fixed asset policy change	-	1,354	-	1,354
SEC legal costs	372	(59)	2,702	1,240
Engagement costs	-	15	-	962
(Gain) loss on asset disposals	(2,577)	1,053	(1,970)	781
Severance	564	68	1,363	537
Other	(239)	(1,204)	(269)	312
Total SG&A expenses:	(317)	3,146	7,448	14,245

Total EBITDA adjustments	(183)	3,566	7,948	19,610
Adjusted EBITDA	$(311)	$3,442	$11,736	$22,668

EBITDA (operating loss before interest, taxes, depreciation, amortization, asset impairment charge, and LIFO provision, less reorganization expense) and adjusted EBITDA should not be interpreted as measures of operating results, cash flow provided by operating activities or liquidity, or as alternatives to any generally accepted accounting principle (GAAP) measure of performance.  Penn Traffic reports EBITDA and adjusted EBITDA as they are important measures utilized by management to monitor the operating performance of our business.  EBITDA and adjusted EBITDA may also assist investors in evaluating the company’s capacity to service debt and capital expenditures.

During fiscal 2009 Penn Traffic generated $5.3 million in operating cash flow, compared to fiscal 2008 when the company used $3.1 million in cash for operating activities.

On the company’s consolidated balance sheets, Penn Traffic reported cash and equivalents of $56.4 million on January 31, 2009, compared to $32.9 million on November 1, 2008, and $20.9 million on February 2, 2008.  Using the proceeds of the fourth-quarter wholesale business segment divestiture, Penn Traffic reduced total debt outstanding to $45.6 million at January 31, 2009, compared to $61.1 million at November 1, 2008, and $60.8 million at February 2, 2008.  Also, a further debt reduction of $17 million in February 2009 from the repayment of amounts borrowed under the company’s revolving line of credit will be reflected on Penn Traffic’s May 2, 2009 balance sheet when the company reports financial results for the first quarter of fiscal 2010.

Fourth Quarter of Fiscal 2009

Penn Traffic revenues from continuing operations were $218.0 million in the fourth quarter of fiscal 2009, compared to $223.3 million in the fourth quarter of fiscal 2008.  Fourth quarter fiscal 2009 same store sales decreased 3.3% from the same period the year prior.

The company’s loss from continuing operations was $14.4 million, or $1.70 per share, in the fourth quarter of fiscal 2009, compared to $9.2 million, or $1.09 per share, the same period the year prior.

Including the $26.8 million gain from Penn Traffic’s wholesale business segment divestiture and other gains and losses from discontinued operations, the company recorded net income of $3.8 million, or $0.43 per share, in the fourth quarter of fiscal 2009.  Net loss was $19.8 million, or $2.34 per share, in the same period last year.

Fourth quarter gross margin from continuing operations remained steady at 30.0 percent of revenues for fiscal 2009 and 2008.  Gross profit was $65.4 million in the fourth quarter of fiscal 2009 compared to $67.0 million during the same period last year.  Selling and administrative expenses were $70.0 million, or 32.1 percent of revenues, in the fourth quarter of fiscal 2009, compared to $72.8 million, or 32.6 percent, during the same period last year.

The company’s results for the three months ended January 31, 2009, reflect $(0.2) million in non-recurring charges including: (1) professional fees; (2) closed-store costs; (3) SEC legal costs; (4) severance; (5) asset sales and (6) Chapter 11 reorganization costs.  Penn Traffic’s results for the fourth quarter of fiscal 2008 included non-recurring charges of $3.6 million.

EBITDA, including non-recurring charges, was $(0.1) million in the fourth quarter of fiscal 2009 and fiscal 2008.  Adjusted for non-recurring charges, EBITDA was $(0.3) million in the three months ended January 31, 2009, compared to $3.4 million during the same period last year.

Conference Call
Penn Traffic will host a conference call at 9 a.m. Eastern Time on Wednesday, April 22, 2009 to review the company’s financial results and performance. The call can be accessed by dialing 877-557-8082 from the U.S. and Canada.  Callers outside the U.S. and Canada may access the call by dialing 904-596-2360.

A recording of the conference call will be archived for 90 days, and it may be accessed by dialing 888-284-7564 from the U.S. and Canada, or 904-596-3174, and entering reference number 247581.

About Penn Traffic
The Penn Traffic Company owns and operates supermarkets under the P&C, Quality and BiLo trade names in Upstate New York, Pennsylvania, Vermont and New Hampshire.  Headquartered in Syracuse, N.Y., Penn Traffic’s conventional supermarkets offer value pricing, fresh and local products, and full-service stores in convenient neighborhood locations.  The regional retailer’s P&C Fresh supermarkets combine all the features of conventional-format stores with gourmet, premium and store-made fresh products, as well as ready-to-eat foods, easy-to prepare meals and expanded natural and organic product offerings.  Retail supermarkets and consumers became Penn Traffic’s primary focus with the sale of its wholesale business segment during fiscal 2009.  More information on the company may be found at www.penntraffic.com.

Forward Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: general economic and business conditions; economic and competitive uncertainties; the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; the ability of the company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.413.4346, cbeeler@mower.com.

The Penn Traffic Company
Consolidated Balance Sheets
(In thousands, except share data)

	January 31,	February 2,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$56,434	$20,916
Accounts and notes receivable (less allowance for
doubtful accounts of $2,676 and $5,690, respectively)	19,454	37,513
Inventories	44,306	89,208
Prepaid expenses and other current assets	5,990	7,307
Total current assets	126,184	154,944

Capital leases:
Capital leases	10,768	11,364
Less: Accumulated amortization	(3,357)	(3,096)
Capital leases, net	7,411	8,268

Fixed assets:
Land	9,036	9,313
Buildings	12,538	13,273
Equipment and furniture	80,819	96,652
Vehicles	8,020	7,984
Leasehold improvements	10,906	10,246
Total fixed assets	121,319	137,468
Less: Accumulated depreciation	(68,019)	(59,066)
Fixed assets, net	53,300	78,402

Other assets:
Intangible assets, net	2,883	15,397
Deferred income taxes	-	2,440
Other assets	3,936	2,998
Total other assets	6,819	20,835

Total assets	$193,714	$262,449

The Penn Traffic Company
Consolidated Balance Sheets (continued)
(In thousands, except share data)

	January 31,	February 2,
	2009	2008

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of obligations under capital leases	$1,519	$1,368
Current maturities of long-term debt	17,296	278
Accounts payable	8,119	34,178
Other current liabilities	39,587	47,060
Accrued interest expense	261	176
Deferred income taxes	7,373	11,485
Liabilities subject to compromise	-	2,516
Total current liabilities	74,155	97,061

Non-current liabilities:
Obligations under capital leases	7,443	8,962
Long-term debt	19,338	50,209
Defined benefit pension plan liability	25,903	6,326
Deferred income taxes	523	-
Other non-current liabilities	30,265	30,716
Total non-current liabilities	83,472	96,213
Total liabilities	157,627	193,274

Commitments and contingencies

Stockholders’ equity:
Preferred stock - authorized 1,000,000 shares, $.01 par value;
10,000 shares issued in 2009 and 2008	100	100
Common stock - authorized 15,000,000 shares, $.01 par value; 8,641,676 shares
issued in 2009; 8,519,095 shares issued and to be issued in 2008	86	85
Capital in excess of par value	128,148	128,149
Deficit	(91,953)	(74,356)
Accumulated other comprehensive (loss) / income	(294)	15,197
Total stockholders’ equity	36,087	69,175

Total liabilities and stockholders’ equity	$193,714	$262,449

The Penn Traffic Company
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Year Ended	Year Ended
	January 31, 2009	February 2, 2008

Revenues	$872,302	$895,948

Cost and operating expenses
Cost of sales	605,315	617,149
Selling and administrative expenses	286,022	295,955
Gain on sale of assets	(1,970)	(1,689)
Loss on store and distribution center closings	420	2,029
Asset impairment charge	5,081	547
	894,868	913,991

Operating loss	(22,566)	(18,043)

Interest expense	6,259	5,705
Reorganization and other expenses	500	5,365

Loss from continuing operations
before income taxes	(29,325)	(29,113)

Income tax expense	4,745	114

Loss from continuing operations	(34,070)	(29,227)

Discontinued operations
Gain (loss) from discontinued operations,
net of taxes of $10,570 in 2009	16,473	(12,481)
Net loss	$(17,597)	$(41,708)

Net loss per share -
basic and diluted:
Loss from continuing operations	$(4.04)	$(3.45)
Gain (loss) from discontinued operations	$1.91	$(1.47)

Net loss per share - basic and diluted	$(2.13)	$(4.92)

Basic and diluted shares outstanding and to be issued	8,641,676	8,501,323

The Penn Traffic Company
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Quarter Ended	Quarter Ended
	January 31, 2009	February 2, 2008

Revenues	$218,024	$223,304

Cost and operating expenses
Cost of sales	152,585	156,343
Selling and administrative expenses	70,009	72,785
Gain on sale of assets	(294)	733
Loss on store and distribution center closings	-	-
Asset impairment charge	3,543	547
	225,843	230,408

Operating loss	(7,819)	(7,104)

Interest expense	2,116	1,696
Reorganization and other expenses	134	420

Loss from continuing operations
before income taxes	(10,069)	(9,220)

Income tax expense / (benefit)	4,359	(61)

Loss from continuing operations	(14,428)	(9,159)

Discontinued operations
Gain (loss) from discontinued operations,
net of taxes of $10,570 in 2009	18,244	(10,651)
Net income (loss)	$3,816	$(19,810)

Net income (loss) per share -
basic and diluted:
Loss from continuing operations	$(1.70)	$(1.09)
Gain (loss) from discontinued operations	$2.13	$(1.25)

Net income (loss) per share - basic and diluted	$0.43	$(2.34)

The Penn Traffic Company
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Year Ended	Year Ended
	January 31, 2009	February 2, 2008

Operating activities:
Net loss	$(17,597)	$(41,708)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Depreciation and amortization	22,829	26,242
Provision for doubtful accounts	(98)	2,444
Gain on sale of segment	(26,813)	-
(Gain) / loss on sale of assets	(8,001)	340
Loss on store closings	1,166	8,207
Asset impairment charge	8,375	547
Amortization of deferred finance costs	1,191	1,021
Deferred income taxes	15,168	-
Phantom stock	(179)	155

Net change in operating assets and liabilities:
Accounts and notes receivable, net	5,695	(4,845)
Prepaid expenses and other current assets	1,317	1,161
Inventories	44,902	10,567
Other assets	85	23
Accounts payable and other current liabilities	(34,331)	(2,972)
Liabilities subject to compromise	(2,516)	(181)
Defined benefit pension plan	(5,406)	(5,756)
Other non-current liabilities	(499)	1,691

Net cash provided by (used in) operating activities	5,288	(3,064)

Investing activities:
Acquisition	-	-
Capital expenditures	(5,653)	(7,879)
Proceeds from sale of assets	13,158	1,113
Proceeds from sale of segment	40,160	-

Net cash provided by (used in) investing activities	47,665	(6,766)

Financing activities:
Payment of mortgages	(275)	(314)
Payment of credit facility	(15,075)	(1,925)
Borrowing under credit facility	1,500	-
Reduction in capital lease obligations	(1,371)	(1,432)
Issuance of preferred stock	-	9,756
Payment of deferred financing costs	(2,214)	-

Net cash (used in) provided by financing activities	(17,435)	6,085

Net increase (decrease) in cash and cash equivalents	35,518	(3,745)

Cash and cash equivalents at beginning of period	20,916	24,661

Cash and cash equivalents at end of period	$56,434	$20,916